SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 3, 1998
                                                         ----------------

                                   PSINet Inc.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


      New York                      0-25812                       16-1353600
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                   (IRS Employer
   of incorporation)                File Number)             Identification No.)


510 Huntmar Park Drive, Herndon, Virginia                               20170
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code (703) 904-4100
                                                   --------------




--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.   Other Events
          ------------

    On November 3, 1998, PSINet Inc. (the "Company") completed its previously announced offering of $200 million aggregate principal amount of 11 1/2% Senior Notes due 2008 (the "Notes"). The Notes were issued and sold in accordance with Securities and Exchange Commission Rule 144A and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements thereof.

    The Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company.

    The Notes will mature on November 1, 2008. Interest on the Notes will be payable semi-annually on May 1 and November 1 of each year, commencing May 1, 1999. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1 of 2003, 2004, 2005 and 2006 at 105.750%, 103.833%, 101.917% and 100% of the principal amount thereof, respectively, in each case, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to November 1, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price of 111.5% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds of certain public equity offerings or the sale of stock to one or more strategic investors, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after such redemption. Upon the occurrence of certain change of control events, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

    The net proceeds of the offering, after deducting underwriting discounts and commissions and expenses payable by the Company, were approximately $194.1 million. The Company expects to use the net proceeds of the offering to finance capital expenditures, including the acquisition of additional telecommunications bandwidth and related facilities and equipment and the construction of Internet data centers, and general corporate purposes. In addition, a portion of the net proceeds is expected to be used to make strategic investments in or acquisitions of businesses or assets related or complementary to the Company's existing business. The Notes were sold to certain "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) through Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Morgan Stanley & Co. Incorporated as Initial Purchasers. The Notes have been rated B3 by Moody's Investors Service and B- by Standard & Poor's.

    There is no established trading market for the Notes and the Company does not intend to apply for listing on any securities exchange; however, the Notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

            (c)   Exhibits
                  --------

                  Exhibit 4.1 Indenture, dated as of November 3, 1998 between PSINet Inc. and Wilmington Trust Company, as trustee

                  Exhibit 4.2   Form of 11 1/2% Senior Note Due 2008, Series A

                  Exhibit 10.1 Registration Rights Agreement, dated as of November 3, 1998, among PSINet Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Morgan Stanley & Co. Incorporated

                  Exhibit 10.2 First Amendment dated as of October 27, 1998 to the Credit Agreement, dated as of September 29, 1998, among the Company, the Lenders party thereto, the Chase Manhattan Bank, as Administrative Agent, Fleet National Bank, as Syndication Agent, and The Bank of New York, as Documentation Agent.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   November 10, 1998                 PSINET INC.


                                 By: /s/  Kathleen B. Horne
                                     -----------------------
                                     Kathleen B. Horne
                                     Vice President and Deputy
                                      General Counsel

                                  EXHIBIT INDEX
                                  -------------



   Exhibit
   Number      Exhibit Name                                            Location
  --------     ------------                                            --------

    4.1        Indenture, dated as of November 3, 1998, between             7
               PSINet Inc. and Wilmington Trust Company, as trustee

    4.2        Form of 11 1/2% Senior Note Due 2008, Series A              152

   10.1        Registration Rights Agreement, dated as of November         166
               3, 1998, among PSINet Inc. and Donaldson, Lufkin &
               Jenrette Securities Corporation, Chase Securities
               Inc. and Morgan Stanley & Co. Incorporated

   10.2        First Amendment dated as of October 27, 1998 to the         191
               Credit Agreement, dated as of September 29, 1998, among the Company, the Lenders party thereto, the Chase Manhattan Bank, as Administrative Agent, Fleet
               National Bank, as Syndication Agent, and The Bank of
               New York, as Documentation Agent.